Exhibit 3.2

EVANS & SUTHERLAND COMPUTER CORPORATION

SECOND AMENDED AND RESTATED BYLAWS

EFFECTIVE April 6, 2020

EVANS & SUTHERLAND COMPUTER CORPORATION

A Utah Corporation

SECOND AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF SHAREHOLDERS

1.1       Place and Time of Meetings. Meetings of shareholders of Evans & Sutherland Computer Corporation, a Utah corporation (the “Company”) shall be held at such place, either within or without the State of Utah, and at such time as may be provided in the notice of the meeting and approved by the Chairman of the Board of Directors (the “Chairman”), the Chief Executive Officer, the President or the Board of Directors.

1.2       Presiding Officer; Secretary. The Chairman shall preside over all meetings of the shareholders. If he or she is not present, or if there is none in office, the Chief Executive Officer, the President, a Senior Vice President or a Vice President shall preside, or, if none be present, a Chairman shall be elected by the meeting. The Secretary of the Company shall act as secretary of all the meetings, if present. If he or she is not present, the Chairman shall appoint a secretary of the meeting.

1.3       Annual Meeting. The annual meeting of shareholders shall be held on such date as may be designated by resolution of the Board of Directors from time to time for the purpose of electing directors and conducting such other business as may properly come before the meeting. The failure to hold an annual meeting at the time stated in or fixed in accordance with these Bylaws shall not affect the validity of any corporate action or work a forfeiture or dissolution of the Company.

1.4      Special Meetings. Special meetings of the shareholders may be called by the Chairman, the President or the Board of Directors and shall be called by the Secretary upon demand of shareholders as required by law. Only business within the purpose or purposes described in the notice for a special meeting of shareholders may be conducted at the meeting.

1.5      Record Dates. The record date for determining shareholders entitled to demand a special meeting is the date the first shareholder signs the demand that the meeting be held.

Except as is provided in the preceding paragraph the Board of Directors may fix, in advance, a record date to make a determination of shareholders for any purpose, such date to be not more than 70 days before the meeting or action requiring a determination of shareholders. If no such record date is set for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or for the determination of shareholders entitled to receive payment of a dividend, then the record date shall be the close of business on the day before the date on which the first notice of the meeting is given or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be.

When a determination of shareholders entitled to notice of or to vote at any meeting of shareholders has been made, such determination shall be effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

1.6      Notice of Meetings. Written notice stating the place, day and hour of each meeting of shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called shall be given not less than 10 nor more than 60 days before the date of the meeting (except when a different time is required in these Bylaws or by law) either personally or by mail, electronic mail to an electronic address used or designated by the recipient, telecopy facsimile or other form of wire or wireless communication, or by private courier to each shareholder of record entitled to vote at such meeting and to such nonvoting shareholders as may be required by law. If mailed, such notice shall be deemed to be effective when deposited in first class United States mail with postage thereon prepaid and addressed to the shareholder at his or her address as it appears on the share transfer books of the Company. If given in any other manner, such notice shall be deemed to be effective: (i) when given personally or by telephone; (ii) when sent by electronic mail, telecopy facsimile or other form of wire or wireless communication; or (iii) when given to a private courier to be delivered.

If a meeting is adjourned to a different date, time or place, notice need not be given if the new date, time or place is announced at the meeting before adjournment. However, if a new record date for an adjourned meeting is fixed, notice of the adjourned meeting shall be given to shareholders as of the new record date.

1.7       Waiver of Notice; Attendance at Meeting. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time of the meeting that is the subject of such notice. The waiver shall be in writing, be signed by the shareholder entitled to the notice and be delivered to the Secretary for inclusion in the minutes or filing with the corporate records.

A shareholder’s attendance at a meeting (i) waives objection to lack of notice or defective notice of the meeting unless the shareholder, at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting and (ii) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice unless the shareholder objects to considering the matter before it is voted on.

1.8       Quorum and Voting Requirements. Unless otherwise required by law, a majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or shall be set for that adjourned meeting. If a quorum exists, action on a matter, other than the election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action unless a greater or different number of affirmative votes is required by law or the Articles of Incorporation or these Bylaws. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Less than a quorum may adjourn a meeting by majority vote of the votes cast on the motion to adjourn.

1.9       Action Without Meeting. Action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if the action is taken by all the shareholders entitled to vote on the action. The action shall be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action and delivered to the Secretary for inclusion in the minutes or filing with the corporate records. The written consent may be signed and delivered by electronic transmission. Action taken by unanimous consent shall be effective when the Company has received unrevoked written consents from all the shareholders entitled to vote on the action. A shareholder may revoke a consent only by delivering a written revocation to the Company prior to the time that consents from all shareholders have been received by the Company.

If not otherwise fixed pursuant to the provisions of Section 1.5, the record date for determining shareholders entitled to take action without a meeting is the earliest date of signature appearing on any consent that is to be counted in satisfying the requirement that all shareholders consent to the action.

ARTICLE II

DIRECTORS

2.1       General Powers. The Company shall have a Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Company managed under the direction of, its Board of Directors, subject to any limitation set forth in the Articles of Incorporation.

2.2       Number, Term and Election. The initial number of directors of the Company shall be one (1). Thereafter, the number of directors shall be one (1) or such greater number designated by resolution of the Board of Directors. A decrease in the number of directors shall not shorten the term of any incumbent director. The term of the initial director shall expire at the first shareholders meeting at which directors are elected. The terms of all other directors shall expire at the next annual shareholders meeting following their election. Despite the expiration of a director’s term, he or she shall continue to serve until his or her successor is elected and qualified or until there is a decrease in the number of directors. A director may resign at any time by communicating his or her resignation to the Board of Directors, the Chairman or the Company, and such resignation shall be effective at the time it is communicated unless it specifies in writing a later effective date or subsequent event upon which it will become effective.

2.3       Removal; Vacancies. The shareholders may remove one (1) or more directors, with or without cause, if the number of votes cast for such removal exceeds the number of votes cast against it after all holders of shares entitled to vote are given an opportunity to vote. A director may not be removed by shareholders at a meeting unless the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

A vacancy on the Board of Directors, including a vacancy resulting from the removal of a director or an increase in the number of directors, may be filled by: (i) the shareholders; (ii) the Board of Directors; or (iii) the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors and may, in the case of a resignation that will become effective at a specified later date, be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

2.4       Annual and Regular Meetings. An annual meeting of the Board of Directors, which shall be considered a regular meeting, shall be held immediately following each annual meeting of shareholders for the purpose of electing officers and carrying on such other business as may properly come before the meeting. The Board of Directors may also adopt a schedule of additional meetings which shall be considered regular meetings. Regular meetings shall be held at such times and at such places, within or without the State of Utah, as the Chairman, the Chief Executive Officer, the President or the Board of Directors shall designate from time to time. If no place is designated, regular meetings shall be held at the principal office of the Company.

2.5       Special Meetings. Special meetings of the Board of Directors may be called by the Chairman, the Chief Executive Officer, the President or a majority of the directors of the Company and shall be held at such times and at such places, within or without the State of Utah, as the person or persons calling the meetings shall designate. If no such place is designated in the notice of a meeting, it shall be held at the principal office of the Company.

2.6       Notice of Meetings. No notice need be given of regular meetings of the Board of Directors.

Notices of special meetings of the Board of Directors shall be given to each director in person or delivered to his or her residence or business address (or such other place as he may have directed in writing) not less than twenty-four (24) hours before the meeting by mail, electronic mail to an electronic address used or designated by such director, messenger, telecopy facsimile or other means of written communication or by telephoning such notice to him or her. Any such notice shall be given by the Secretary, the directors or the officer calling the meeting and shall set forth the time and place of the meeting and state the purpose for which it is called.

2.7       Waiver of Notice; Attendance at Meeting. A director may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice and such waiver shall be equivalent to the giving of such notice. Except as provided in the next paragraph of this section, the waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records.

A director’s attendance at or participation in a meeting waives any required notice to him or her of the meeting unless the director, at the beginning of the meeting or promptly upon his or her arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

2.8       Quorum; Voting. A majority of the number of directors fixed in accordance with these Bylaws shall constitute a quorum for the transaction of business at a meeting of the Board of Directors. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors except as otherwise provided by law, the Articles of Incorporation or these Bylaws. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (i) he or she objects, at the beginning of the meeting or promptly upon his or her arrival, to holding it or transacting specified business at the meeting or (ii) he or she votes against or abstains from the action taken.

2.9       Telephonic Meetings. The Board of Directors may permit any or all directors to participate in a regular or special meeting by or conduct the meeting through the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

2.10       Action Without Meeting. Action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more unrevoked written consents stating the action taken, signed by each director either before or after the action is taken and included in the minutes or filed with the corporate records. The written consent may be signed or delivered by electronic transmission. Action taken under this section shall be effective when the last director signs the consent unless the consent specifies a different effective date. A director’s consent to an action may be revoked in a writing signed by the director and delivered to the Company prior to the action becoming effective.

2.11       Compensation. The Board of Directors may fix the compensation of directors and may provide for the payment of all expenses incurred by them in attending meetings of the Board of Directors.

ARTICLE III

OFFICERS

3.1       Officers. The officers of the Company shall be a President and a Secretary and, in the discretion of the Board of Directors, a Chairman of the Board of Directors, one or more Senior Vice Presidents, one or more Vice Presidents, a Treasurer and such other officers as may be deemed necessary or advisable to carry on the business of the Company. Any two (2) or more offices may be held by the same person, but no such person may act in more than one (1) capacity where action of two (2) or more officers is required. The Board of Directors may also designate a Chief Executive Officer.

3.2       Election; Term. Officers shall be elected at the annual meeting of the Board of Directors and may be elected at such other time or times as the Board of Directors shall determine. They shall hold office, unless removed, until the next annual meeting of the Board of Directors or until their successors are elected. Any officer may resign at any time upon written notice to the Board of Directors and such resignation shall be effective when notice is delivered unless the notice specifies a later effective date. Vacancies among the officers shall be filled by a vote of the Board of Directors.

3.3       Removal of Officers. The Board of Directors may remove any officer at any time, with or without cause.

3.4       Duties of Officers. The Chief Executive Officer, the President and the other officers shall have such powers and duties as generally pertain to their respective offices as well as such powers and duties as may be delegated to them from time to time by the Board of Directors. The Chief Executive Officer, the President and each Vice President shall have authority to sign certificates for shares of stock, bonds, deeds and all manner of contracts necessary, expedient in or incident to the conduct of the Company’s business and to delegate such authority in accordance with the Company’s policies and procedures, in such manner as may be approved by the Chief Executive Officer or the President, as applicable.

ARTICLE IV

SHARE CERTIFICATES

4.1      Entitlement. Shares of the Company may be certificated or uncertificated, as provided by applicable law. If certificated, every shareholder shall be entitled to a certificate or certificates for shares of record owned by him or her in such form as may be prescribed by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, the President or a Senior Vice President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary.

4.2       Authorization to Issue. Notwithstanding the foregoing, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series without certificates. Within a reasonable time after the issue or transfer of shares without certificates, the Company shall send the shareholder a written statement of the information required on certificates by the Utah Revised Business Corporation Act (“URBCA”) or other applicable law.

4.3       Transfer of Shares. Shares may be transferred by delivery of the certificate accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Company, signed by the person appearing from the certificate to be the owner of the shares represented thereby, and shall be transferable on the books of the Company upon surrender thereof so assigned or endorsed. The person registered on the books of the Company as the owner of any shares shall be entitled exclusively, as the owner of such shares, to receive dividends and to vote in respect thereof.

ARTICLE V

MISCELLANEOUS PROVISIONS

5.1      Voting of Shares Held. Unless the Board of Directors shall otherwise provide, the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Senior Vice President, any Vice President, or the Secretary may from time to time appoint one or more attorneys-in-fact or agents of the Company, in the name and on behalf of the Company, to cast the votes that the Company may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose stock or securities of which may be held by the Company, at the meeting of the holders of any such other corporation, or to consent in writing to any action by any such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed on behalf of the Company such written proxies, consents, waivers of other instruments as he or she may deem necessary or proper; or either the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Secretary may himself or herself attend any meeting of the shareholders of any such other corporation and thereat vote or exercise any or all other powers of the Company as the shareholder of such other corporation.

5.2       Corporate Seal. In the discretion of the officers, the Company may have a corporate seal. If created, the corporate seal of the Company shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Company.

5.3       Fiscal Year. The fiscal year of the Company shall be determined in the discretion of the Board of Directors, but in the absence of any such determination it shall be the calendar year.

5.4      Amendments. These Bylaws may be amended or repealed, and new Bylaws may be made at any regular or special meeting of the Board of Directors. Bylaws made by the Board of Directors may be repealed or changed and new Bylaws may be made by the shareholders, and the shareholders may prescribe that any Bylaw made by them shall not be altered, amended or repealed by the Board of Directors.

5.5       Action by Electronic Means. To the extent these Bylaws permit action to be taken by electronic means, the Company agrees that such actions may be so conducted. For the avoidance of doubt, any notices, consents, waivers or other documents referenced in these Bylaws may be delivered and/or signed by electronic means; provided, however, that any such delivery must be to an electronic address used or designated by the recipient for that purpose.

ARTICLE VI

INDEMNIFICATION

6.1       Voluntary Indemnification.

a.	Unless otherwise provided in the Articles of Incorporation, the Company shall indemnify any individual made a party to a proceeding because the director is or was a director of the Company, against any liability incurred in the proceeding, but only if the Company has authorized the payment in accordance with the URBCA and a determination has been made in the specific case in accordance with the procedures set forth in Section 16-10a-906 of the URBCA that the director conducted himself in good faith; that the director reasonably believed that the director’s conduct, in all other cases, was at least not opposed to the Company’s best interests; and that the director had no reasonable cause to believe the director’s conduct was unlawful in the case of any criminal proceeding.

b.	The Company shall not indemnify a director in connection with a proceeding by or in the right of the Company in which the director was adjudged liable to the Company or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director’s official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

c.	Indemnification permitted under paragraph (a) in connection with a proceeding by or in the right of the Company is limited to reasonable expenses incurred in connection with the proceeding.

d.	If a determination is made, using the procedures set forth in Section 16-10a-906 of the URBCA, that the director has satisfied the requirements listed herein and if an authorization of payment is made, using the procedures and standards set forth in Section 16-10a-906 of the URBCA, then, unless otherwise provided in the Articles of Incorporation, the Company shall pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of the final disposition of the proceeding if the director furnishes the Company a written affirmation of the director’s good faith belief that the director has met the applicable standard of conduct described in Section 16-10a-902 of the URBCA, furnishes the Company a written undertaking, executed personally or on the director’s behalf, to repay the advance if it is ultimately determined that the director did not meet the standard of conduct (which undertaking must be an unlimited general obligation of the director, but need not be secured and may be accepted without reference to financial ability to make repayment); and if a determination is made that the facts then known of those making the determination would not preclude indemnification under Part 9 of the URBCA.

6.2       Indemnification of Officers, Employees and Agents. Unless otherwise provided in the Articles of Incorporation, an officer, employee, or agent of the Company shall have the same indemnification rights provided to a director by this Article VI. The Board of Directors may also indemnify and advance expenses to any officer, employee or agent of the Company, to any extent consistent with public policy, and if provided for by the Articles of Incorporation, these Bylaws, the general or specific action of the Board of Directors, or contract.

6.3       Mandatory Indemnification. Unless otherwise provided in the Articles of Incorporation, the Company shall indemnify a director or officer of the Company who was successful, on the merits or otherwise, in the defense of any proceeding to which the director or officer was a party because the director or officer is or was a director or officer of the Company against reasonable expenses incurred by the director or officer in connection with the proceeding.

6.4       Court-Ordered Indemnification. Unless otherwise provided in the Articles of Incorporation, a director or officer of the Company who is or was a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competition jurisdiction in accordance with Section 16-10a-905 of the URBCA. On receipt of an application, the court may order indemnification in accordance with Section 16-10a-905 of the URBCA.

6.5       Modification or Repeal. No right provided to any person pursuant to this Article VI may be terminated or modified by any amendment of the Articles of Incorporation or these Bylaws with respect to any act or omission occurring before such amendment unless (i) such termination or modification is required by applicable law or (ii) the affected indemnitee shall have consented in writing to such termination or modification.

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